Exhibit 1.1

EXECUTION VERSION

MERCADOLIBRE, INC.

2.25% Convertible Senior Notes Due 2019

Purchase Agreement

June 24, 2014

GOLDMAN, SACHS & CO.

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

MercadoLibre, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $300,000,000 principal amount of its 2.25% Convertible Senior Notes due 2019 (the “Firm Securities”) and, at the option of the Initial Purchasers, up to an additional $30,000,000 principal amount of its 2.25% Convertible Senior Notes due 2019 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 2.25% Convertible Senior Notes due 2019 granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Option Securities are herein referred to as the “Securities.” The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $ 0.001 per share (the “Common Stock”). The Securities will be issued pursuant to an Indenture to be dated as of June 30, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). In connection with the offering and sale of the Securities by the Company pursuant to the terms of this Agreement, the Company is entering into capped call transactions with one or more of the Initial Purchasers or affiliates thereof pursuant to a confirmation letter, dated as of the date hereof, subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Capped Call Documents”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1. The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated June 23, 2014 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to 8:00 p.m. (New York City time) on the date of this Agreement (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

2. Purchase and Resale of the Securities by the Initial Purchasers. (a) The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.75% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from June 30, 2014 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from June 30, 2014 to the date of payment and delivery, solely to cover overallotments.

If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Initial Purchaser shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Firm Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make.

The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirteenth day from and including the Closing Date, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate principal amount of Option Securities plus accrued interest as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the thirteenth day from and including the Closing Date (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of the initial offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(e) and 6(f), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Firm Securities, at the offices of Cleary Gottlieb Steen and Hamilton LLP, One Liberty Plaza, New York, NY 10006 at 10:00 A.M. New York City time on June 30, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase such Option Securities. The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(f) The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Initial Purchaser shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Initial Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser and shall not be on behalf of the Company or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a) Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Offering Memorandum has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Memorandum has been omitted therefrom.

(c) Additional Written Communications. Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in advance by the Representatives. Each such Issuer Written Communication does not conflict with the information contained in the Time of Sale Information, and when taken together with the Time of Sale Information, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(d) Offering Memorandum. As of the date of the Offering Memorandum and of any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when filed with the Commission conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The consolidated financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(g) No Material Adverse Change. Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, (i) there has not been any material change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except in each case as otherwise disclosed in the Time of Sale Information and the Offering Memorandum.

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture, the Securities and the Capped Call Documents (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(o) Other Transaction Documents. Each of the Capped Call Documents has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(p) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

(q) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (including estatutos sociales and estatutos sociais) or similar constitutive or organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (including estatutos sociales and estatutos sociais) or similar constitutive or organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

(s) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(t) Legal Proceedings. Except as described in the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others.

(u) Independent Accountants. Deloitte & Co. S.A., who have certified certain consolidated financial statements of the Company and its subsidiaries are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) Intellectual Property. Except as disclosed in the Time of Sale Information and the Offering Memorandum: (i) the Company and its subsidiaries own or possess adequate rights to use all material uniform resource locators (URLs), patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) material for the conduct of their respective businesses as they are currently conducted (collectively, “Intellectual Property”); (ii) there are no third parties who have established or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Time of Sale Information and Offering Memorandum disclose is licensed to the Company; (iii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iv) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property, and the Company or any of its subsidiaries is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company or any of its subsidiaries is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any patent, trademark, trade name, service mark, copyright, trade secret or other proprietary rights of others, and the Company or any of its subsidiaries is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vii) to the best of the Company’s knowledge, the Company and its subsidiaries have complied in all material respects with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements that are material for the conduct of their respective businesses as they are currently conducted are in full force and effect; and (viii) to the best of the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) No Undisclosed Relationships. To the best of the Company’s knowledge, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the Time of Sale Information and the Offering Memorandum.

(y) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z) Taxes. Except as described in the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof except for any taxes (i) for which an extension has been obtained or (ii) which are being contested in good faith and by appropriate proceedings (provided adequate reserves have been provided for such taxes); and except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(aa) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb) No Labor Disputes. Neither the Company nor any of its subsidiaries is engaged in any illegal labor practice, except as would not, individually or in the aggregate, have a Material Adverse Effect. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (x) and (y) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) [Reserved.]

(ee) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) Insurance. The Company and its subsidiaries have insurance against such losses and risks as the Company reasonably believes is prudent for companies engaged in similar business in similar industries; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, directors and officers and employees are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person

(including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(mm) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(nn) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(oo) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(pp) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities (provided that the Company expresses no opinion regarding any actions taken by the Initial Purchasers in this regard).

(qq) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(tt) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu) No Ratings. There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) in the Exchange Act.

(vv) Stamp Taxes. Except for any net income, capital gains or franchise taxes imposed on the Initial Purchasers by Brazil, Argentina, Venezuela or Mexico or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by the Transaction Documents) between the Initial Purchasers or any subsequent purchasers of the Securities and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Initial Purchasers in Brazil, Argentina, Venezuela, Mexico, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of the Transaction Documents, (B) the issuance and delivery of the Securities in the manner contemplated by this Agreement and the Offering Memorandum or (C) the sale and delivery by the Initial Purchasers of the Securities as contemplated herein and in the Offering Memorandum (other than any sales and deliveries of Securities to subsequent purchasers with a present or former connection to such jurisdictions, for which we express no opinion).

(ww) Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Brazil, Argentina, Venezuela and Mexico and will be honored by the courts of these countries, provided, that in the case of Argentina, such laws do not contravene public policy and provided, further, that the decision of a foreign court complies with the requirements of Section 517 of the National Code of Civil and Commercial Procedure of Argentina; the Company has the power to submit, and pursuant to Section 18 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York; and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, under the laws of Brazil, Argentina, Venezuela and Mexico to confer valid personal jurisdiction over the Company, provided that, in the case of Argentina, the summons are served by a court officer.

(xx) No Immunity. The Company and its obligations under the Transaction Documents are subject to suit, and neither the Company nor any of its properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counter claim, from the jurisdiction of any Brazilian, Argentinean, Venezuelan, Mexican or U.S. federal or New York state court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to the Transaction Documents.

(yy) No Restrictions on Subsidiaries. Except as described in the Time of Sale Information and the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(zz) No Requirement to File or Record. To ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in Brazil, Argentina, Venezuela or Mexico of this Agreement, it is not necessary that this Agreement be filed or recorded with any governmental or regulatory authority or court or that any registration tax, stamp duty or similar tax be paid on or in respect of this Agreement other than court costs (including without limitation, filing fees and deposits to guarantee judgment required by a court in Brazil, Argentina, Venezuela or Mexico).

(aaa) Exchange Controls. Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, no exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Brazil, Argentina, Venezuela or Mexico is required for the payment of any amounts payable to the Initial Purchasers under this Agreement, except that, in the case of Argentina, such payment can only be made by an Argentine resident (x) if such Argentine resident has funds that are freely available outside of Argentina in order to satisfy such payment obligation or (y) to the extent that Argentine law allows the payment in question; and all such payments made to the Initial Purchasers will not be subject to income, withholding or other taxes under laws and regulations of Brazil, Argentina, Venezuela or Mexico, respectively, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil, Argentina, Venezuela or Mexico, respectively, or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil, Argentina, Venezuela or Mexico, respectively, or any political subdivision or taxing authority thereof or therein.

(bbb) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

4. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Offering Memorandum and Time of Sale Information. (1) If at any time prior to the completion of the initial offering of the Securities (i) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Clear Market. For a period of 90 days after the date of this Agreement, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Securities to be sold hereunder, (B) issuances of shares of Common Stock upon the conversion of any Securities, (C) the issuance by the Company of any shares of Common Stock upon the exercise of any option or warrant or the conversion of a security outstanding on the date of this Agreement or under any employee benefit plans existing on the date of this Agreement, in each case, as described in the Time of Sale Information and the Offering Memorandum and the documents incorporated by reference therein, (D) the vesting of or removal or lapse of restrictions on restricted stock or other awards under existing employee benefits plans or agreements in accordance with the terms of such plans or agreements, (E) the issuance by the Company of any options, restricted stock and other awards granted under, or any shares of Common Stock of the Company issued upon the exercise of options granted under, existing employee benefits plans described in the Time of Sale Information and the Offering Memorandum and the documents incorporated by reference therein, (F) the filing by the Company of any registration statement on Form S-8 or a successor form thereto in respect of securities offered pursuant to the terms of existing employee benefits plans or agreements, (G) issuances of options, restricted stock units or other awards to newly hired employees, provided such awards do not vest or are not exercisable during such 90-day period, and (H) the entry into of the capped call transactions described in the Time of Sale Information and the Offering Memorandum and the Company’s performance thereunder, including the settlement or termination of such capped call transactions.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.

(i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby (provided that the Company is not undertaking any responsibility regarding any actions taken by the Initial Purchasers in this regard).

(j) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its reasonable best efforts to cause the Underlying Securities to be listed on the Nasdaq Global Select Market (the “Exchange”).

(k) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(l) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m) No Resales by the Company. During the period from the Closing Date until one year after the Closing Date or the Additional Closing Date, if applicable, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(o) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Firm Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(c) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraph (b) above.

(d) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Co. S.A. shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the consolidated financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(e) Opinions and 10b-5 Statements of Counsel for the Company. Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C and Annex D hereto. The Company shall have furnished to the Representatives written opinions of internal counsel for the Company with regard to the laws of each of Brazil, Argentina and Venezuela, in each case dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto.

(f) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(h) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(i) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(j) Exchange Listing. An application for the listing of the Underlying Securities shall have been submitted to the Exchange.

(k) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, executed by each of the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(l) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below. The Company further agrees to reimburse any stamp tax payable upon presentation for enforcement of this Agreement.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the information contained in the first sentence in the second paragraph and the fourth sentence in the third paragraph under “Plan of Distribution—New Issue of Notes” and the fifth sentence in the first paragraph under “Plan of Distribution—Price Stabilization and Short Positions; Repurchases of Common Stock.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person before a competent authority in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Global Select Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10. Defaulting Initial Purchaser. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the number of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Underlying Securities on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9(ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers, or (iii) the Initial Purchasers decline to purchase the Securities for any reason pursuant to Section 6 of this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o (a) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, (b) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, N.Y. 10005, Attention: Equity Capital Markets – Syndicate Desk (fax: 212-797-9344), with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, N.Y. 10005, Attention: General Counsel (fax: 212-797-4564) and (c) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at MercadoLibre, Inc., Arias 3751, 7th Floor, Buenos Aires, C1430CRG, Argentina, Attention: General Counsel.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$,” is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

(d) Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(e) Jurisdiction and Waiver of Jury Trial. The Company agrees that any suit, action or proceeding against the Company brought by any Initial Purchaser, the directors, officers,

employees, affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or state court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in any other court of competent jurisdiction. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i) Xtract Research LLC. The Company hereby agrees that the Initial Purchasers may provide copies of the Preliminary Offering Memorandum and the Final Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, trust indentures, to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MERCADOLIBRE, INC.

By	/s/ Pedro Arnt
	Title:	Chief Financial Officer

Accepted: As of the date first written above

GOLDMAN, SACHS & CO.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC

Acting severally on behalf of themselves and the several Initial Purchasers listed in Schedule 1 hereto.

By:	Goldman, Sachs & Co.

By:	/s/ Daniel M. Young
	Name:	Daniel M. Young
	Title:	Managing Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Andrew Yaeger
	Name:	Andrew Yaeger
	Title:	Managing Director

By:	/s/ Faiz Khan
	Name:	Faiz Khan
	Title:	Director

By:	J.P. Morgan Securities LLC

By:	/S/ Santosh Sreenivasan
	Name:	Santosh Sreenivasan
	Title:	Managing Director

EXECUTION VERSION

Schedule 1

Initial Purchaser	Principal Amount

Goldman, Sachs & Co.	$77,778,000
Deutsche Bank Securities Inc.	77,778,000
J.P. Morgan Securities LLC	77,778,000
Citigroup Global Markets Inc.	40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	26,666,000

Total	$300,000,000

Sch 1-1

Schedule 2

Subsidiaries

MercadoLibre S.R.L.

Neosur S.A.

DeRemate.com de Argentina S.A.

Ibazar.com Atividades de Internet Ltda. (formerly MercadoPago Representações Ltda. Untill december 9th, 2008)

MercadoLivre.com Atividades de Internet Ltda.

MercadoPago.com Representações Ltda.

eBazar.com.br Ltda.

MercadoEnvios Servicos de Logistica Ltda.

MercadoLibre Chile Ltda.

MercadoPago S.A.

DeRemate.com Chile S.A.

Meli Inversiones SpA

VMK S.A.

MercadoLibre Colombia Ltda.

MercadoPago Colombia S.A.

MercadoLibre Costa Rica S.R.L.

MercadoLibre Ecuador Cía. Ltda.

Meli Participaciones, S.L.

MercadoLibre, S.deR.L. de C.V.

DeRemate.com de Mexico S.deR.L. de C.V.

PSGAC Prestadora de Servicios Gerenciales, Administrativos y Comerciales S. de R.L. de C.V.

Interactivos y Digitales México S.A. de C.V.

AP Clasificados, S.de R.L. de C.V.

Inmobiliaria Web Chile, S de RL de CV

Inmuebles Online SAPI de CV

MercadoLibre S.A. (antes MercadoLibre Zonamerica S.A.)

Meli Uruguay S.R.L.

Tikleral S.A.

Deremate.com de Uruguay S.A.

Hammer.com, LLC

Lista Pop LLC

Servicios Administrativos y Comerciales LLC

MercadoPago, LLC

Autopark, LLC

Autopark Classifieds, LLC

Marketplace Investments, LLC

Meli Technology, Inc.

Classifieds LLC (previously named CMG Classified Media Group Inc.)

Meli Real State, LLC

Brick.com, LLC

MercadoLibre Venezuela, S.R.L.

Meli Clasificados MLV S.R.L.

Grupo Veneclasificados C.A.

MercadoLibre Peru S.R.L.

Sch 2-1

EXECUTION VERSION

Annex A

Time of Sale Information

Term sheet containing the terms of the Securities, substantially in the form of Annex B.

Ann A-1

Annex B

Pricing Term Sheet

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED JUNE 24, 2014

MERCADOLIBRE, INC.

$300,000,000 2.25% CONVERTIBLE SENIOR NOTES DUE 2019

The information in this pricing term sheet supplements MercadoLibre, Inc.’s preliminary offering memorandum, dated June 23, 2014 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. References to “we,” “our” and “us” refer to MercadoLibre, Inc. and not to its consolidated subsidiaries. Terms used in this term sheet but not defined in this term sheet have the respective meanings set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	MercadoLibre, Inc.

Ticker/Exchange for Common Stock:	“MELI”/The NASDAQ Global Select Market.

Securities:	2.25% Convertible Senior Notes due 2019 (the “notes”).

Principal Amount:	$300,000,000.

Over-allotment Option:	$30,000,000.

Denominations:	$1,000 and multiples of $1,000 in excess thereof.

Ranking:	Senior unsecured.

Maturity:	July 1, 2019, unless earlier repurchased or converted.

No Redemption:	We may not redeem the notes prior to the maturity date, and no “sinking fund” is provided for the notes.

Fundamental Change:	If we undergo a “fundamental change” (as defined in the Preliminary Offering Memorandum under the caption “Description of Notes—Fundamental Change Permits Holders to Require us to Repurchase Notes”) prior to the maturity date of the notes, subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Interest and Interest Payment Dates:	2.25% per year.

Interest will accrue from June 30, 2014 and will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2015.

Ann B-1

Interest Record Dates:	December 15 and June 15 of each year, immediately preceding the corresponding January 1 or July 1 interest payment date, as the case may be.

Issue Price:	100% of principal, plus accrued interest, if any, from June 30, 2014.

Last Reported Sale Price of Our Common Stock on the NASDAQ Global Select Market on June 24, 2014:	$91.65 per share.

Initial Conversion Rate:	7.9353 shares of common stock per $1,000 principal amount of the notes, subject to adjustment.

Initial Conversion Price:	Approximately $126.02 per share of common stock, subject to adjustment.

Conversion Premium:	Approximately 37.5% above the last reported sale price of our common stock on the NASDAQ Global Select Market on June 24, 2014.

Settlement Method:	Cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in the Preliminary Offering Memorandum.

Joint Book-Running Managers:	Goldman, Sachs & Co. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc.

Pricing Date:	June 24, 2014.

Trade Date:	June 25, 2014.

Expected Settlement Date:	June 30, 2014.

CUSIP Number (144A):	58733R AA0.

ISIN (144A):	US58733RAA05.

Listing:	None.

Capped Call Transactions:

In connection with the pricing of the notes, we entered into capped call transactions with one or more of the initial purchasers or their respective affiliates (the “option counterparties”). If the initial purchasers exercise their over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of any converted notes, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the initial conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of our common stock, as measured under the

Ann B-2

terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, upon conversion of the notes to the extent that such market price exceeds the cap price of the capped call transactions. The cap price will initially be 70% above the last reported sale price of our common stock on the NASDAQ Global Select Market on June 24, 2014 and is subject to customary anti-dilution adjustments.

Use of Proceeds:	We estimate that the proceeds from this offering will be approximately $292 million (or approximately $322 million if the initial purchasers exercise their over-allotment option in full), after deducting fees and estimated expenses. We intend to use approximately $17.9 million of the net proceeds from this offering to pay the cost of the capped call transactions. We intend to use the remainder of the net proceeds from this offering for general corporate purposes.

If the initial purchasers exercise their over-allotment option, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties and for general corporate purposes.

Ann B-3

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change

Holders who convert their notes in connection with a make-whole fundamental change occurring prior to the maturity date of the notes may be entitled to an increase in the conversion rate for the notes so surrendered for conversion.

The following table sets forth the number of additional shares by which the conversion rate for the notes will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$91.65	$100.00	$112.00	$126.02	$140.00	$155.00	$170.00	$185.00	$200.00	$220.00	$260.00	$300.00
June 30, 2014	2.9757	2.4883	1.9163	1.4291	1.0756	0.7968	0.5908	0.4366	0.3200	0.2067	0.0733	0.0132
July 1, 2015	2.9757	2.5675	1.9578	1.4425	1.0721	0.7830	0.5720	0.4159	0.2995	0.1881	0.0608	0.0073
July 1, 2016	2.9757	2.6029	1.9526	1.4092	1.0244	0.7294	0.5181	0.3652	0.2537	0.1500	0.0382	0.0000
July 1, 2017	2.9757	2.5409	1.8501	1.2847	0.8952	0.6066	0.4080	0.2704	0.1746	0.0910	0.0130	0.0000
July 1, 2018	2.9757	2.3393	1.5871	0.9972	0.6176	0.3605	0.2024	0.1061	0.0485	0.0087	0.0000	0.0000
July 1, 2019	2.9757	2.0647	0.9932	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate for the notes will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $300.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $91.65 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 10.9110 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

[Remainder of Page Intentionally Blank]

Ann B-4

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes and the common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The notes are being offered and sold only to qualified institutional buyers (as defined in Rule 144A under the Securities Act).

The notes and any shares of common stock issuable upon conversion of the notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the notes may be obtained by contacting (i) Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by emailing prospectus-ny@ny.email.gs.com, (ii) Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, by telephone at (800) 503-4611 or by emailing prospectus.CPDG@db.com, (iii) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 by telephone at (866) 803-9204, (iv) BofA Merrill Lynch by telephone at (866) 500-5408 or (v) Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 by telephone at (800) 831-9146 or by emailing prospectus@citi.com.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Ann B-5

Annex C

Form of Opinion of Counsel for the Company

June [—], 2014

GOLDMAN, SACHS & CO.

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the

several Initial Purchasers listed

in Schedule 1 to the Purchase Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel for MercadoLibre, Inc., a Delaware corporation (the “Company”), in connection with the Purchase Agreement dated June 24, 2014 (the “Purchase Agreement”) with you and the other several Initial Purchasers named in Schedule I thereto under which you and such other Initial Purchasers have severally agreed to purchase from the Company $[300] million aggregate principal amount of its 2.25% convertible senior notes due 2019 (the “Securities”). [The Securities include $[30] million aggregate principal amount of the Company’s 2.25% convertible senior notes to be purchased pursuant to the over-allotment option provided for by the Purchase Agreement).]1 The Securities are to be issued pursuant to the provisions of the Indenture dated as of June 30, 2014 (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee, and are convertible on the terms set forth in the Indenture into cash and/or shares of common stock, $0.001 par value per share (the “Underlying Securities”), of the Company.

In connection with the offering and sale of the Securities, the Company has entered into capped call transactions with certain of the Initial Purchasers or affiliates thereof pursuant to confirmation letters, each dated as of June 24, 2014, subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Capped Call Documents”).

[1]	Sentence to be included, and aggregate principal amount updated accordingly, should over-allotment option be settled at closing.

Ann C-1

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the preliminary offering memorandum dated June 23, 2014, and the final offering memorandum dated June 24, 2014, other than the documents incorporated by reference therein (the “Incorporated Documents”), relating to the Securities and have reviewed the Incorporated Documents. The final offering memorandum, including the Incorporated Documents, is hereinafter referred to as the “Final Memorandum.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Securities, to enter into the Purchase Agreement and the Capped Call Documents and to perform its obligations thereunder.

2. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

3. The Securities have been duly authorized and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, that (A) we express no opinion as to the (w) enforceability of any waiver of rights under any usury or stay law, (x) effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) validity, legally binding effect or enforceability of any provision in the Securities that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be

Ann C-2

commercially unreasonable or a penalty or forfeiture or (z) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest in an amount a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture and (B) if any portion of the amount payable on the Securities upon an acceleration in a bankruptcy, insolvency or similar proceeding is determined to be unearned interest, a court could disallow recovery of any such portion) and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued.

4. The Underlying Securities initially issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights under the Amended and Restated Certificate of Incorporation of the Company or Amended and Restated By laws of the Company or the General Corporation Law of the State of Delaware.

5. The Indenture has been duly authorized, executed and delivered by the Company, and the Indenture is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation that (A) we express no opinion as to the (w) enforceability of any waiver of rights under any usury or stay law, (x) effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) validity, legally binding effect or enforceability of Section [—] of the Indenture or any related provision in the Securities that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest in an amount a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture and (B) if any portion of the amount payable on the Securities upon an acceleration in a bankruptcy, insolvency or similar proceeding is determined to be unearned interest, a court could disallow recovery of any such portion).

6. The Capped Call Documents have been duly authorized, executed and delivered by the Company, and the Capped Call Documents are valid and binding agreements of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

7. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Memorandum to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Security or Underlying Security.

Ann C-3

8. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

9. The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Indenture, the Securities, the Purchase Agreement and the Capped Call Documents (collectively, the “Documents”) will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware provided that we express no opinion as to federal or state securities laws, (ii) the Amended and Restated Certificate of Incorporation of the Company or Amended and Restated By laws of the Company, or (iii) any agreement that is specified in Annex A hereto.

10. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its respective obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion in this paragraph.

We have considered the statements included in the Final Memorandum under the caption “Description of Notes,” “Description of the Capped Call Transactions” and “Description of Capital Stock” insofar as they summarize provisions of the Documents, the Amended and Restated Certificate of Incorporation of the Company or Amended and Restated By laws of the Company. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Final Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

In rendering the opinions in paragraphs (2) through (6) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization (other than as expressly covered above in respect of the Company). In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company, and (ii) each Document (other than the Purchase Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company).

Ann C-4

In rendering the opinions set forth in paragraph (7) above, we have assumed the accuracy of, and compliance with, the representations, warranties and covenants of the Company and the Initial Purchasers in the Purchase Agreement relating to the offering and the initial resale of the Securities.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is delivered solely to you and the other several Initial Purchasers in connection with the Purchase Agreement. This opinion may not be relied upon by you or the other several Initial Purchasers for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Initial Purchasers) or furnished to any other person without our prior written consent.

Very truly yours,

Ann C-5

Annex A

Second Amended and Restated Registration Rights Agreement, dated September 24, 2001, by and among the Company and the investors named therein.

2001 Management Incentive Bonus Plan of the Company, effective as of September 24, 2001

Amended and Restated 1999 Stock Option and Restricted Stock Plan of the Company, effective as of May 5, 2000

2009 Equity Compensation Plan of the Company, effective as of June 10, 2009

2008 Long Term Retention Program of the Company, effective as of January 1, 2008 and amended and Restated effective as of January 1, 2013

2009 Long Term Retention Program of the Company, effective as of January 1, 2009 and amended and Restated effective as of January 1, 2013

2010 Long Term Retention Program of the Company, effective as of January 1, 2010 and amended and Restated effective as of January 1, 2013

2011 Long Term Retention Program of the Company, effective as of January 1, 2011 and amended and Restated effective as of January 1, 2013

2012 Long Term Retention Program of the Company, effective as of January 1, 2012 and amended and Restated effective as of January 1, 2013

2013 Long Term Retention Program of the Company, effective as of January 1, 2013

2014 Long Term Retention Program of the Company, effective as of January 1, 2014

Ann C-6

Annex D

Form of 10b-5 Statement of Counsel for the Company

June [—], 2014

GOLDMAN, SACHS & CO.

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the

several Initial Purchasers listed

in Schedule 1 to the Purchase Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel for MercadoLibre, Inc. a Delaware corporation (the “Company”), in connection with the Purchase Agreement dated June 24, 2014 (the “Purchase Agreement”) with you and the other several Initial Purchasers named in Schedule I thereto under which you and such other Initial Purchasers have severally agreed to purchase from the Company $[300] million aggregate principal amount of its 2.25% convertible senior notes due 2019 (the “Securities”). [The Securities include $[30] million aggregate principal amount of the Company’s 2.25% convertible senior notes due 2019 to be purchased pursuant to the over allotment option provided for by the Purchase Agreement.]2

We have participated in the preparation of the preliminary offering memorandum dated June 23, 2014 (the “Preliminary Offering Memorandum”) and the final offering memorandum dated June 24, 2014, other than the documents incorporated by reference therein (the “Incorporated Documents”), relating to the Securities, and have reviewed the Incorporated Documents. The final offering memorandum, including the Incorporated Documents, is hereinafter referred to as the “Final Memorandum.” The Preliminary Offering Memorandum, including the Incorporated Documents, together with the pricing term sheet attached as Annex B to the Purchase Agreement, is hereinafter referred to as the “Disclosure Package.”

[2]	Sentence to be included, and aggregate principal amount updated accordingly, should over-allotment option be settled at closing.

Ann D-1

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Final Memorandum and the Disclosure Package are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum or the Disclosure Package, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Final Memorandum under the caption “Description of Notes,” “Description of the Capped Call Transactions,” “Description of Capital Stock” and “Certain U.S. Federal Income Tax Considerations”). However, in the course of our acting as counsel to the Company in connection with the preparation of the Final Memorandum and the Disclosure Package, we have generally reviewed and discussed with your representatives and your counsel, and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that:

(a) at [—]:[—] A/P.M. New York City time on the date of the Purchase Agreement, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(b) the Final Memorandum as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Initial Purchasers, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Disclosure Package or the Final Memorandum. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

Ann D-2

This letter is delivered solely to you and the other several Initial Purchasers in connection with the Purchase Agreement. This letter may not be relied upon by you or the other several Initial Purchasers for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Initial Purchasers) or furnished to any other person without our prior written consent.

Very truly yours,

Ann D-3

Annex E

Form of Foreign Local Counsel Opinion

(1) Each of the [Brazilian][Argentine][Venezuelan] subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has the power and authority necessary to own or hold its property and to conduct the business in which it is engaged as described in the Time of Sale Information and the Offering Memorandum, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(2) All the outstanding shares of capital stock or other equity interests of each [Brazilian][Argentine][Venezuelan] subsidiary, have been duly and validly authorized and issued, are fully paid and non-assessable (except for directors’ qualifying shares [for Brazilian opinion: and other than as described herein]) and are owned directly or indirectly by the Company except as otherwise described in the Time of Sale Information and the Offering Memorandum. [For Brazilian opinion: The capital stock of iBazar.com Atividades de Internet Ltda. is R$ 19,002,000.00 (nineteen million two thousand reals), divided in 19,002,000 million quotas at the par value of R$ 1,00 (one real) each, from which 15,700,180 are fully paid and non-assessable, while 3,301,820 shall be paid until August 20, 2017.]

(3) To the best of my knowledge, none of the Company and the [Brazilian][Argentine][Venezuelan] subsidiaries are (i) in violation of the provisions of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject except as otherwise described in the Time of Sale Information and the Offering Memorandum; or (iii) except as described in the Time of Sale Information and the Offering Memorandum, in any violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority; except in the case of clause (ii) for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(4) The execution, delivery and performance by the Company of each of the Transaction Documents, the compliance by the Company with the terms thereof, the issuance and sale of the Securities being delivered on the Closing Date or the Additional Closing Date, as the case may be, (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the [Brazilian][Argentine][Venezuelan] subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the [Brazilian][Argentine][Venezuelan] subsidiaries is a party or by which the Company or any of the [Brazilian][Argentine][Venezuelan] subsidiaries is bound or to which any

Ann E-1

of the property or assets of the Company or any of the [Brazilian][Argentine][Venezuelan] subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the [Brazilian][Argentine] [Venezuelan] subsidiaries or (iii) result in the violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(5) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority in [Brazil][Argentina][Venezuela] is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the compliance by the Company with the terms thereof, the issuance and sale of the Securities being delivered on the Closing Date or the Additional Closing Date, as the case may be, (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum, except (i) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required by applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, or (ii) where any failure to obtain such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, have a Material Adverse Effect.

(6) To the best of my knowledge, except as described in the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of the [Brazilian] [Argentine][Venezuelan] subsidiaries is or may be a party or to which any property of the Company or any of the [Brazilian][Argentine][Venezuelan] subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of the [Brazilian][Argentine][Venezuelan] subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of my knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(7) The descriptions in the Time of Sale Information and the Offering Memorandum of [Brazilian][Argentine][Venezuelan] statutes, legal, governmental and regulatory proceedings and contracts and other documents to the extent that they constitute summaries of matters of [Brazilian][Argentine][Venezuelan] law or regulation or legal conclusions, provide a fair summary of such matters in all material respects.

(8) Except as described in the Time of Sale Information and the Offering Memorandum, to the best of my knowledge (i) each of the [Brazilian][Argentine][Venezuelan] subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof; (ii) none of the Company or the [Brazilian][Argentine][Venezuelan] subsidiaries

Ann E-2

has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and (iii) each of the Company and the [Brazilian][Argentine] [Venezuelan] subsidiaries of the Company is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Offering Memorandum, except in the case of clauses (i), (ii) and (iii) above, where the failure to own, possess or obtain, or receipt of any notice, or failure to comply with such laws or regulations, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect.

(9) Except as disclosed in the Time of Sale Information and the Offering Memorandum, (i) each of the Company and any of its [Brazilian][Argentine][Venezuelan] subsidiaries owns or possesses adequate rights to use all material uniform resource locators (URLs), patents, patent applications, trademarks, service marks, trade names and, in each case, applications for registration and registrations thereof, copyrights, licenses, inventions and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as they are currently conducted (collectively, “Intellectual Property”); provided that Intellectual Property shall not include any pending trademark applications; (ii) to the best of my knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which each of the Time of Sale Information and the Offering Memorandum disclose is licensed to the Company or any of its [Brazilian][Argentine][Venezuelan] subsidiaries; (iii) to the best of my knowledge, there is no infringement by third parties of any Intellectual Property; (iv) to the best of my knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company or any of its [Brazilian][Argentine][Venezuelan] subsidiaries’ rights in or to any Intellectual Property, and none of the Company or any of its [Brazilian] [Argentine][Venezuelan] subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) to the best of my knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and none of the Company or any of its [Brazilian][Argentine][Venezuelan] subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the best of my knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its [Brazilian][Argentine][Venezuelan] subsidiaries infringes, misappropriates or otherwise violates any patent, trademark, trade name, service mark, copyright, trade secret or other proprietary rights of others, and none of the Company or any of its [Brazilian] [Argentine][Venezuelan] subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vii) each of the Company and its [Brazilian] [Argentine][Venezuelan] subsidiaries has complied with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or its [Brazilian][Argentine] [Venezuelan] subsidiaries, as the case may be, and all such agreements are in full force and effect, except where the failure of such agreement to be in full force or effect would not give rise to a Material Adverse Effect; and (viii) except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property.

Ann E-3

(10) There is no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Initial Purchasers in connection with the execution, delivery and enforcement of the Agreement or the offer or sale by the Company of the Securities under [Brazilian][Argentine][Venezuelan] law.

(11) Except with respect to a person that is otherwise required to pay tax under [Brazilian][Argentine][Venezuelan] law, there is under [Brazilian][Argentine][Venezuelan] law no tax, duty or other similar fee or charge (including VAT or any stamp tax) imposed by any means on the acquisition of, disposition of, holding of or receipt of payments (including deemed payments) on or with respect to, the Securities or the Underlying Securities.

(12) [For Brazilian opinion: The choice of laws of the State of New York as the governing law of the Agreement is a valid choice of law under the laws of Brazil and will be honored by the courts of this country, provided that such laws do not infringe public policy and provided further that the foreign court decision complies with the requirements set forth by regulations on the application of Brazilian law (“Lei de Introdução das Normas do Direito Brasileiro”) among any other applicable regulations; and service of process effected in the manner set forth in the Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Brazilian laws are concerned, to confer valid personal jurisdiction over the Company.] [For Argentine opinion: The choice of laws of the State of New York as the governing law of the Agreement is a valid choice of law under the laws of Argentina and will be honored by the courts of this country, provided that: (i) such laws do not infringe public policy and provided further that (ii) the applicable laws of the State of New York are entered into evidence in accordance with Argentine law.] [For Venezuelan opinion: The choice of laws of the State of New York as the governing law of the Agreement is a valid choice of law under the laws of Venezuela and will be honored by the courts of this country, provided that such laws do not infringe public policy and provided further that the foreign court decision complies with the requirements set forth by applicable regulations in Venezuela; and service of process effected in the manner set forth in the Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Venezuelan laws are concerned, to confer valid personal jurisdiction over the Company.]

(13) [For Argentine opinion: A final and conclusive judgment in respect of the Agreement obtained in any court of the State of New York, will be recognized by, and be enforceable against, the Argentine subsidiaries without reconsideration of the merits thereof: (a) in the courts of Argentina or any political subdivision according to local procedural laws; and (b) in the courts of the City of Buenos Aires or any Argentine federal court, provided that the following requirements set forth by the National Code of Civil and Commercial Procedures (and/or any applicable regulations) are met: (i) the defendant is personally served with the summons and, in accordance with due process of law is granted opportunity to exercise a defense against the foreign action (considering that service of process by mail, telex or facsimile will not be considered due service of process under the laws of Argentina); (ii) the judgment is valid in the jurisdiction where rendered and must bear the Apostille or be legalized before the competent Consul of Argentina and before the Argentine Ministry of Foreign Relations, as applicable; (iii) the judgment does not violate the principles of public policy of Argentine law; and (iv) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court on the same matter.]

Ann E-4

(14) The Company and its obligations under the Agreement are subject to suit, and neither the Company, nor any of its properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counter claim, from the jurisdiction of any [Brazilian] [Argentine] [Venezuelan] court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to the Agreement.

(15) [For Brazilian/Venezuelan opinion: To ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in [Brazil] [Venezuela] of the Agreement, it is not necessary that the Agreement be filed or recorded with any governmental or regulatory authority or court or that any registration tax, stamp duty or similar tax be paid on or in respect of the Agreement other than court costs (including without limitation, filing fees and deposits to guarantee judgment required by a court in [Brazil] [Venezuela].] [For Argentine opinion: To ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in Argentina of the Agreement, it is not necessary that the Agreement be filed or recorded with any governmental or regulatory authority or court or that any registration tax, stamp duty or similar tax be paid on or in respect of the Agreement other than court costs (including without limitation, filing fees and deposits to guarantee judgment required by a court in Argentina, provided, however, that in order to enforce the Agreement in Argentina: (i) the Agreement or any document in any language other than Spanish must be officially translated into Spanish by an Argentine Spanish public translator, and the translation certified by the Argentine Translators’ Public Association prior to their submission for consideration of any Argentine authority or their admission as evidence in any Argentine court, and any public document granted in any country other than Argentina, must be duly legalized before the competent Argentine Consulate and before the Argentine Ministry of Foreign Relations, or if such country is part of the Convention Abolishing the Requirement of Legalization for Foreign Public Documents adopted at The Hague on October 5, 1961, must bear the Apostille contemplated in such convention; (ii) certain mandatory mediation procedures need to be accomplished prior to the initiation of lawsuits in the City of Buenos Aires, Argentina, with the exception, among others, of a few proceedings (including the enforcement in Argentina of a judgment obtained outside Argentina); (iii) a court tax is applicable to actions brought before courts sitting in the City of Buenos Aires; and (iv) in the event the court where the documents are filed consider they have any effects in Argentina, they may eventually impose a stamp tax on those documents upon presentation of those documents for enforcement.]

(16) [For Argentine opinion: No exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Argentina is required for the payment of any amounts payable to the Initial Purchasers under the Agreement, and all such payments made to the Initial Purchasers will not be subject to income, withholding or other taxes under laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Argentina, or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein.]

Ann E-5

We undertake no responsibility to notify any addressee of this opinion of any change in the laws of [Brazil] [Argentina] [Venezuela] after the date of this opinion. This opinion is rendered solely for use by the addressee hereof (and, if authorized by the addressee hereof, by its professional advisers, auditors and regulators, its affiliates and their professional advisers, auditors and regulators) in connection with the transaction described herein and may not be relied upon by any other person for any other purpose without our prior written consent, provided that you may disclose the contents hereof to any regulatory or supervisory authority having jurisdiction over you.

Ann E-6